Exhibit 10.24

THIS Amendment Agreement to the Term Storage Contract No. 2010-04 dated ###-##-#### (‘‘TSC”) is made on this 2nd day of July 2014 between

1.	Antwerp Terminal and Processing Company NV, a company incorporated in Belgium and having its business address at Haven 279, Beliweg 20, B-2030, Antwerpen, Belgium (hereinafter referred to as (“ATPC”)

AND

2.	Vitol SA, a private company, registered in Geneva, company number CH-660-0063972-5, having its registered office at Boulevard du Pont –d’ Arve 28, CH 1205 Geneva, PO Box 384, 1211Geneva, Switzerland (hereinafter referred to as “Vitol”).

WHEREAS

ATPC and Vitol are parties to a TSC In connection with storage and handling services wherein ATPC provides storage and handling services to Vitol. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ATPC and Vitol now wish to amend the TSC in accordance with this Amendment Agreement.

NOW THEREFORE it is agreed as follows:

1.	That tanks TK 600 with a Contractual Capacity of 26,998.674 cbm and TK 604 with a Contractual Capacity of 27,028.226 set forth in the table under Article 7 of the TSC and any references to these tanks in the TSC are hereby deleted.

2.	The new Contractual Capacity under Article 7 of the TSC is hereby amended to 213,534.180 cbm taking into account the deleted Tanks TK 600 and TK 604 and the re-calibration and after refurbishment of Tanks TK 601 on 31 October 2012 and TK 609 on 31 October 2013.

3.	That Articles 21 and 22 of the TSC shall apply mutatis mutandis to this Amendment.

4.	Capitalised terms not otherwise defined In this Amendment Agreement have the same meaning as in the TSC. This Amendment Agreement may be executed in counterparts. Save to the extent as amended by this Amendment Agreement, all terms and conditions of the TSC shall remain in full force and effect.

IN WITNESS WHEREOF ATPC and Vitol have caused this Amendment Agreement to be executed by their duly authorized representatives, as of the date first above written.

Antwerp Terminal and Processing Company NV		Vitol SA

/s/ Gert Quint		/s/ David Fransen
Name:	Gert Quint	Name:	David Fransen
Position:	Authorised Signatory	Position:	Managing Director
Date:	02-07-2014	Date:	02-07-2014

Antwerp Terminal and Processing Company NV		Vitol SA

/s/ Alain van Riet
Name:	Alain van Riet	Name:
Position:	Authorised Signatory	Position:
Date:	02-07-2014	Date: